Exhibit 10.2
SECOND AMENDMENT TO MORTGAGE WAREHOUSING AGREEMENT
This Second Amendment to Mortgage Warehousing Agreement (“Second Amendment”) to Mortgage Warehousing Agreement is made as of March 23, 2012, by and among M/I Financial Corp. (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Mortgage Warehousing Agreement (as amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”) dated April 18, 2011, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower.
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Second Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.The following definitions set forth in Section 1.1 of the Mortgage Warehousing Agreement are amended and restated in their entirety as follows:
“Libor Floor” shall mean one and one quarter of one percent (1.25%) per annum.
“Revolving Credit Aggregate Commitment” shall mean Seventy Million Dollars ($70,000,000), subject in each case to reduction or termination under Section 2.9 or 7.2 hereof.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) March 30, 2013, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
2.Section 11.10(a) of the Mortgage Warehousing Agreement is amended to add the following at the end thereof:

“Notwithstanding the foregoing or anything else herein to the contrary, Agent may, in its sole discretion and without the consent of any of the other Lenders, agree or consent to allow a Mortgage Loan that was previously an “Eligible Mortgage Loan” but that no longer qualifies as an “Eligible Mortgage Loan” to be included in the Borrowing Base and deemed to be an “Eligible Mortgage Loan” for a period of time not to exceed ten (10) days, so long as the aggregate amount of all such Mortgage Loans included in the Borrowing Base at any one time pursuant to this paragraph does not exceed Three Million Dollars ($3,000,000).”

3.Revised Schedule 1.1 attached hereto as Attachment 1 hereby amends and restates existing Schedule 1.1 in its entirety. The parties hereto acknowledge and agree that after giving effect to this Second Amendment, each Lender shall (i) have Percentages equal to the applicable percentages set forth in Schedule 1.1 attached hereto as Attachment 1 and (ii) hold Advances of the Revolving Credit (and participation in Swing Line Advances) in its Percentage of all such Advances (and Swing Line Advances) outstanding on the Second Amendment Effective Date. To facilitate the foregoing, the Lender, i.e., Comerica Bank, which as a result of the adjustments of Percentages evidenced by Schedule 1.1 hereto is to hold a greater principal amount of Advances of the Revolving Credit outstanding than such Lender had outstanding under Revolving Credit immediately prior to the Second Amendment Effective Date shall deliver to the Agent immediately available funds to cover such amounts.

4.This Second Amendment shall become effective (according to the terms hereof) on the date (the “Second Amendment Effective Date”) that the following conditions have been fully satisfied:

(a)
Agent shall have received via facsimile (followed by the prompt delivery of original signatures) counterpart originals of this Second Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)
Agent shall have received a fully executed version of a replacement Revolving Credit Note issued by Borrower to The Huntington National Bank in form and substance satisfactory to The Huntington National Bank.

(c)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the Second Amendment Effective Date.

5.Borrower and each of the undersigned hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this Second Amendment are within such party's corporate powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Second Amendment, of any governmental body, agency or authority, and this Second Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.
6.Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this Second Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this Second Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing

Agreement as amended by this Second Amendment.

7.Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

8.Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.

9.This Second Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.

10.This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

11.As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this Second Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the Second Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent's or such Lender's actions or omissions.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Second Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.
M/I FINANCIAL CORP.

By:

Its:

COMERICA BANK, as Agent and a Lender

By:

Name:

Title:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:

Name:

Title:

ATTACHMENT 1

Schedule 1.1
Percentages and Allocations
Revolving Credit Facilities

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	50%	$35,000,000
The Huntington National Bank	50%	$35,000,000
TOTALS	100%	$70,000,000